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                                   EXHIBIT 4.1

                             PEREGRINE SYSTEMS, INC.

                       DECLARATION OF REGISTRATION RIGHTS

         This Declaration of Registration Rights ("Declaration") is made as of March 30, 2000, by Peregrine Systems, Inc., a Delaware corporation ("Parent"), for the benefit of shareholders of Barnhill Management Group, Inc., a Nevada corporation (the "Company"), acquiring shares of Parent Common pursuant to that Agreement and Plan of Reorganization dated as of March 24, 2000 (the "Reorganization Agreement"), among Parent, Company and Barnhill Acquisition Corporation, a Nevada corporation and wholly-owned subsidiary of Parent ("Merger Sub").

         1. DEFINITIONS. As used in this Declaration:

                  (a) "Effective Time" means the time of acceptance by the Nevada Secretary of State of the Articles of Merger.

                  (b) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  (c) "Holder" means: (i) a stockholder of the Company to whom shares of Parent Common are issued at the Closing pursuant to the Reorganization Agreement, or (ii) the Escrow Agent (as defined in the Reorganization Agreement). A Holder shall not include any holder of a warrant or other right to acquire Company Capital Stock which is not exercised on or before the Effective Time.

                  (d) "Registrable Securities" means for each Holder the number of shares of Parent Common issued to such Holder pursuant to the Reorganization Agreement, in each case rounded to the nearest integral amount, and for all Holders the sum of the Registrable Securities held by them; provided however, that such shares of Parent Common shall cease to be Registrable Securities at such time as (i) they have been registered for resale pursuant to a prospectus included in a Registration Statement on Form S-8 under the Securities Act or
(ii) they are otherwise available for resale under Rule 144 of the Securities Act within a period of 180 days.

                  (e) "Securities Act" means the Securities Act of 1933, as amended.

                  (f) "SEC" means the United States Securities and Exchange Commission.

Terms not otherwise defined herein have the meanings given to them in the Reorganization Agreement.

         2.       HOLDER REGISTRATION.

                  (a) Parent shall use commercially reasonable efforts to cause the Registrable Securities held by each Holder to be registered under the Securities Act so as to permit the sale


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thereof, and in connection therewith shall prepare and file with the SEC within thirty (30) days following the Effective Time a registration statement in such form as is then available under the Securities Act covering the Registrable Securities; provided however, that each Holder shall provide all such information and materials and take all such action as may be required in order to permit Parent to comply with all applicable requirements of the Securities Act, the Exchange Act, and of the SEC, and to obtain any desired acceleration of the effective date of such registration statement, such provision of information and materials to be a condition precedent to the obligations of Parent pursuant to this Declaration to register the Registrable Securities held by each such Holder. The offerings made pursuant to such registration shall not be underwritten.

                  (b) Parent shall (i) prepare and file with the SEC the registration statement in accordance with Section 2 hereof with respect to the Registrable Securities and shall use commercially reasonable efforts to cause such registration statement to become effective as promptly as practicable after filing and to keep such registration statement effective until the sooner to occur of (A) the date on which all Registrable Securities included within such registration statement have been sold or (B) the expiration of sixty (60) days after the day on which such registration statement has been declared effective;
(ii) prepare and file with the SEC such amendments to such registration statement and amendments or supplements to the prospectus used in connection therewith as may be necessary to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities registered by such registration statement; (iii) furnish to each Holder such number of copies of any prospectus (including any preliminary prospectus and any amended or supplemented prospectus) in conformity with the requirements of the Securities Act, and such other documents, as each Holder may reasonably request in order to effect the offering and sale of the Registrable Securities to be offered and sold, but only while Parent shall be required under the provisions hereof to cause the registration statement to remain effective; (iv) use commercially reasonable efforts to register or qualify the Registrable Securities covered by such registration statement under the securities or blue sky laws of such jurisdictions as each Holder shall reasonably request (provided that Parent shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such jurisdiction where it has not been qualified), and do any and all other acts or things which may be necessary or advisable to enable each Holder to consummate the public sale or other disposition of such Registrable Securities in such jurisdictions; and (v) notify each Holder, promptly after it shall receive notice thereof, of the date and time the registration statement and each post-effective amendment thereto has become effective or a supplement to any prospectus forming a part of such registration statement has been filed.

         3.       PIGGYBACK REGISTRATION.

                  (a) Parent may determine to provide for the firmly underwritten sale of Parent Common Stock for its own account and/or the account of other shareholders, and in connection with such determination, file with the SEC a registration statement to register such Common Stock (an "Underwritten Sale"). In the event of such determination, and where such determination occurs (as evidenced by an organizational meeting for the purpose of the Underwritten
Sale) prior to eleven (11) months after the date of this Agreement, Parent will promptly give to each Holder written notice thereof, and will include in the Underwritten Sale


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(and any related qualification under blue sky laws or other related compliance)
all the Registrable Securities specified by the Holders to Parent in writing within ten (10) days following receipt of Parent's notice, subject, however, to the marketing limitation set forth in this Section 3. An Underwritten Sale, including the form of underwriting agreement to be entered into by Parent, the underwriter(s) and any selling shareholders, shall be on customary terms. The underwriter(s) for an Underwritten Sale shall be selected by Parent in its sole discretion. If a Holder participates in an Underwritten Sale of any Registrable Securities pursuant to this Section 3, such Holder's rights under Section 2 shall terminate.

                  (b) The right of any Holder to registration pursuant to this
Section 3 shall be conditioned upon such Holder's participation in the Underwritten Sale and the inclusion of Registrable Securities in the Underwritten Sale to the extent provided herein. All Holders shall (together with Parent and the other holders distributing their securities through the Underwritten Sale) enter into an underwriting agreement in customary form with the managing underwriter. Notwithstanding any other provision of this Section 3, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit or eliminate the Registrable Securities to be included in such registration allocated among the Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities requested to be included by such Holders in accordance with Section 3(a) above. To facilitate the allocation of shares in accordance with the above provision, Parent or the underwriters may round the number of shares allocated to any Holder to the nearest 100 shares. If any Holder disapproves of the terms of the Underwritten Sale, he or she may elect to withdraw therefrom by written notice to Parent and the managing underwriter.

         4. SUSPENSION OF PROSPECTUS. Under any registration statement filed pursuant to Section 2 hereof, Parent may restrict disposition of Registrable Securities, and a Holder will not be able to dispose of such Registrable Securities, if Parent shall have delivered a notice in writing to such Holder stating that a delay in the disposition of such Registrable Securities is necessary because Parent, in its reasonable judgment, has determined that such sales would require public disclosure by Parent of material nonpublic information that is not included in such registration statement. In the event of the delivery of the notice described above by Parent, Parent shall use its best efforts to amend such registration statement and/or amend or supplement the related prospectus if necessary and to take all other actions necessary to allow the proposed sale to take place as promptly as possible, subject, however, to the right of Parent to delay further sales of Registrable Securities until the conditions or circumstances referred to in the notice have ceased to exist or have been disclosed. Such right to delay sales of Registrable Securities shall not exceed one hundred twenty (120) days in the aggregate and no longer than sixty (60) days as to any single delay. Any such delay shall result in a corresponding extension of the period of time that Parent is required to maintain the effectiveness of the registration statement under Section 2.

         5. EXPENSES. All of the out-of-pocket expenses incurred in connection with any registration of Registrable Securities pursuant to this Declaration, including, without limitation, all SEC, Nasdaq National Market and blue sky registration and filing fees, printing expenses, transfer agents' and registrars' fees, and the reasonable fees and disbursements of Parent's outside counsel and independent accountants shall be paid: (i) in respect of a registration under


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Section 2, one-half by Parent and one-half by the holders in the proportion of the Registrable Securities included in such registration; and (ii) in respect of an Underwritten Sale under Section 3, by Parent. Underwriting discounts and commissions and fees and disbursements of counsel for the Holders shall be paid by the Holders.

         6. INDEMNIFICATION. In the event of any offering registered pursuant to this Declaration:

                  (a) Parent will indemnify each Holder, each of its officers, directors and partners and such Holder's legal counsel and independent accountants, and each person controlling such Holder within the meaning of
Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Declaration, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they are made, not misleading, or any violation by Parent of any rule or regulation promulgated under the Securities Act, or state securities laws, or common law, applicable to Parent in connection with any such registration, qualification or compliance, and will reimburse each such Holder, each of its officers, directors and partners and such Holder's legal counsel and independent accountants, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that Parent will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based in any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to Parent in an instrument duly executed by such Holder or underwriter and stated to be specifically for use therein.

                  (b) Each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify Parent, each of its directors and officers and its legal counsel and independent accountants, each underwriter, if any, of Parent's securities covered by such a registration statement, each person who controls Parent or such underwriter within the meaning of Section 15 of the Securities Act, and each other such Holder, each of its officers and directors and each person controlling such Holder within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse Parent, such Holders, such directors, officers, legal counsel, independent accountants, underwriters or control persons for


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any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to Parent by an instrument duly executed by such Holder and stated to be specifically for use therein; provided, however, that the obligations of such Holders hereunder shall be limited to an amount equal to the gross proceeds before expenses and commissions to each such Holder of Registrable Securities sold as contemplated herein.

                  (c) Each party entitled to indemnification under this Section 6 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has written notice of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Declaration, except to the extent, but only to the extent, that the Indemnifying Party's ability to defend against such claim or litigation is impaired as a result of such failure to give notice. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to the Indemnified Party of a release from all liability in respect to such claim or litigation.

                  (d) The obligations of Parent and each Holder under this
Section 6 shall survive the completion of any offering of Registrable Securities in a registration statement under this Declaration and otherwise.

                  (e) Notwithstanding the foregoing, to the extent the provisions of this Section 6 are inconsistent with or conflict with the terms of any underwriting, indemnification, selling or similar agreement entered into by a Holder in connection with the offer and sale of Registrable Securities pursuant to a registration effected pursuant to this Declaration, the terms of such agreement shall govern and shall supersede the provisions of this Declaration.

                  (f) If the indemnification provided for in this Section 6 from the Indemnifying Party is unavailable to an Indemnified Party hereunder in respect to any losses, claims, damages, liabilities or expenses referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the statements or omissions which result in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by


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reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such Indemnifying Party or Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 6(c), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action, suit, proceeding or claim.

         The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 6 (f) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11 (f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

         7. REPORTS UNDER EXCHANGE ACT. Parent agrees to:

                  (a) use its commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required of Parent under the Securities Act and the Exchange Act; and

                  (b) furnish to each Holder, forthwith upon request (i) a written statement by Parent that it has complied with the reporting requirements of the Securities Act and the Exchange Act, or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), and (ii) a copy of the most recent annual and quarterly report of Parent.

         8. ASSIGNMENT. The rights to cause Parent to register Registrable Securities pursuant to this Declaration may not be assigned by a Holder without the prior written consent of Parent.

         9. AMENDMENT OF REGISTRATION RIGHTS. Holders of a majority of the Registrable Securities from time to time outstanding may, with the consent of Parent, amend the registration rights granted hereunder.

         10. THIRD PARTY BENEFICIARIES. It is intended that the shareholders of the Company shall be third party beneficiaries to this Declaration.

                             PEREGRINE SYSTEMS, INC.


                             By:    /s/ Richard T. Nelson
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                             Name:  Richard T. Nelson
                             Title: Vice President


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